Exhibit 99.1

Inphi Corporation Prices Upsized Offering of $440 Million of Convertible Senior Notes

SANTA CLARA, Calif. – April 21, 2020 – Inphi Corporation (NYSE: IPHI) today announced the pricing of $440.0 million aggregate principal amount of 0.75% convertible senior notes due 2025 (the “notes”) in a private placement to qualified institutional buyers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, The principal amount of the offering was increased from the previously announced offering size of $330.0 million. Inphi granted the initial purchasers of the notes a 13-day option to purchase up to an additional $66.0 million aggregate principal amount of notes on the same terms and conditions. The sale of the notes is scheduled to close on April 24, 2020, subject to satisfaction of customary closing conditions.

Inphi estimates that the net proceeds from this offering will be approximately $428.2 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by Inphi, and assuming no exercise of the initial purchasers’ option to purchase additional notes. Inphi intends to use approximately $48.4 million of the net proceeds from the offering of the notes to pay the cost of certain capped call transactions described below. Inphi also intends to use approximately $99.9 million of the net proceeds from the offering of the notes to pay the cash portion of the consideration, representing the principal amount exchanged and accrued and unpaid interest thereon, Inphi delivers in connection with the exchange transactions for its existing 1.125% Convertible Senior Notes due 2020 (the “2020 Notes”) described below. Inphi intends to use the remainder of the net proceeds from the offering of the notes for general corporate purposes, including payments with respect to its outstanding 2020 Notes when due and financing potential acquisitions and other strategic transactions. However, Inphi currently has no commitments with respect to any such acquisitions or other strategic transactions.

If the initial purchasers exercise their option to purchase additional notes, Inphi intends to use a portion of the resulting additional net proceeds from the sale of the additional notes to pay the cost of entering into additional capped call transactions and the remainder of the net proceeds from the sale of the additional notes for general corporate purposes.

Contemporaneously with the pricing of the offering, Inphi entered into separate and privately negotiated transactions with certain holders of the 2020 Notes to exchange approximately $99.5 million in aggregate principal amount of the 2020 Notes for an aggregate of approximately $99.9 million in cash, representing the principal amount exchanged and accrued and unpaid interest thereon, and approximately 1.4 million shares of Inphi’s common stock. Inphi expects that holders of 2020 Notes that exchange their 2020 Notes may purchase or sell shares of Inphi’s common stock and/or enter into or unwind various derivatives with respect to Inphi’s common stock (including entering into derivatives with one or more of the initial purchasers or their respective affiliates) concurrently with or shortly after the pricing of the notes. This activity could affect the market price of Inphi’s common stock.

When issued, the notes will be unsecured, senior obligations of Inphi, and will pay interest semi-annually in arrears at a rate of 0.75% per year. Prior to the close of business on the business day immediately preceding October 15, 2024, the notes will be convertible only under certain circumstances and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The initial conversion rate for the notes will be 8.0059 shares per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $124.91 per share, and will be subject to adjustment upon the occurrence of certain events. The initial conversion price represents a conversion premium of approximately 32.5% over the last reported sale price of $94.27 per share of Inphi’s common stock on The New York Stock Exchange on April 21, 2020. Inphi will settle conversions of the notes by paying or delivering, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election. Prior to April 20, 2023, the notes will not be redeemable. Inphi may redeem all or any portion of the notes, at its option, on or after April 20, 2023, if the last reported sale price of Inphi’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Inphi provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Holders of notes may require Inphi to repurchase their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, in connection with certain corporate events or if Inphi issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or such notice of redemption, as the case may be.

In connection with the pricing of the notes, Inphi entered into privately negotiated capped call transactions with an affiliate of one of the initial purchasers and certain other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Inphi’s common stock upon any conversion of the notes and/or offset the cash payments Inphi is required to make in excess of the principal amount upon conversion of the notes in the event that the market price of Inphi’s common stock is greater than the strike price of the capped call transactions, which initially corresponds to the initial conversion price of the notes or approximately $124.91 per share, with such reduction subject to a cap based on the cap price of the capped call transactions. The cap price of the capped call transactions will initially be $188.54 per share, which represents a premium of 100% over the last reported sale price of Inphi’s common stock on April 21, 2020, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, then Inphi expects to enter into additional capped call transactions with the option counterparties.

Inphi expects that, in connection with establishing their initial hedge of the capped call transactions, the option counterparties or their respective affiliates will purchase shares of Inphi’s common stock and/or enter into various derivative transactions with respect to Inphi’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Inphi’s common stock or the notes at that time.

In addition, Inphi has been advised by the option counterparties that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Inphi’s common stock and/or purchasing or selling Inphi’s common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the valuation period for the capped call transactions, which is expected to occur during the 30 trading day period beginning on the 31st scheduled trading day prior to the maturity of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Inphi’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The notes and the shares of Inphi’s common stock issuable upon conversion of the notes, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from such registration requirements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected closing date of the offering, the intended use of net proceeds from the offering, the extent and potential effects of the capped call transactions and the exchanges of the 2020 Notes. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including risks related to whether Inphi will be able to satisfy the conditions required to close the sale of the notes and the exchanges of the 2020 Notes, whether the capped call transactions will become effective and the fact that Inphi’s management will have broad discretion in the use of the proceeds from any sale of the notes, and other risks detailed from time to time in Inphi’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019 and its Current Report on Form 8-K dated April 21, 2020. All forward-looking statements in this press release are based on information available to Inphi as of the date hereof, and Inphi does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Investor Contact:

Vernon P. Essi, Jr.

408-606-6524

vessi@inphi.com

Corporate Contact:

Kim Markle

408-217-7329

kmarkle@inphi.com

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